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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form S-1 of our reports dated January 29, 2000 relating to the financial statements and financial statement schedules of ClientLogic Corporation, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS, LLP
PricewaterhouseCoopers, LLP
Buffalo, New York
February 1, 2000